MARATHON

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into as of November 18, 2013, by and between Marathon Patent Group, Inc., a Nevada corporation (the “Company”) and Jeff Feinberg, an individual (the “Consultant”).

WHEREAS, the Company desires to engage Consultant to provide certain Services (as defined in Section 3 below) for compensation, and Consultant desires to provide the Services to the Company, upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Engagement.  The Company hereby engages Consultant to provide the Services during the Term (as defined below), and Consultant hereby accepts such engagement to provide the Services during the Term (the “Engagement”).

2.	Term of Engagement; Termination.

a.           Term.  The Engagement shall commence on the date hereof and shall terminate on the third anniversary of the date hereof, unless earlier terminated in accordance with Section 2(b) below (the “Term”).

b.           Termination.  The Company may terminate this Agreement at any time upon thirty (30) days prior written notice of such termination to the other party.

c.           Effect of Termination.  In the event of a termination of this Agreement, (i) Consultant shall still be entitled to receive all of the vested Options (as defined in Section 4) but all unvested Options shall be forfeited and (ii) the Company shall reimburse Consultant for all expenses previously approved by the Company incurred by Consultant in connection with Consultant’s Engagement.

3.           Services to be Provided by Consultant.  During the Term, Consultant shall provide services to the Company as of the type set forth on Exhibit A, that are mutually agreed between Consultant and the Company (collectively, the “Services”).   The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall not have any responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall the Consultant have any ability to obligate or bind the Company in any respect.  The Consultant shall have control over the time, method and manner of performing the Services. The Company acknowledges and agrees, that Consultant will have obligations to other third parties and other clients that may conflict with Consultants obligations to its clients and that Consultant shall not be obligated to devote any particular number of hours or times to the business of the Company.

4.           Compensation.  In consideration for the Services to be provided hereunder, Consultant shall receive, promptly after the execution of this Agreement, as a consulting fee, an option to acquire 100,000 shares of the Company’s common stock, par value $0.0001 per share (the “Options”) in the form attached as Annex B. The Options shall vest 33% on the one-year anniversary of the date of issuance, 33% on the two-year anniversary of the date of issuance and 34% on the three-year anniversary of the date of issuance. The exercise price shall be based on the closing price of the Company’s common stock on the date the Options grant shall be approved by the Company’s Board of Directors.  The Company agrees to register the exercise of the options in a Registration Statement on Form S-8 and that such registration statement will remain in effect until the expiration of the Options.

5.           Expenses.  The Company shall reimburse Consultant for all reasonable expenses incurred by Consultant in providing the Services hereunder no later than thirty (30) days after the submission of an invoice evidencing such expenses in a form reasonably satisfactory to the Company; provided that the Company shall not be obligated to reimburse Consultant for expenses if incurred without the Company’s prior written approval.

6.           Independent Contractor Status.  It is understood and agreed that in the performance of the Services hereunder, Consultant is acting as an independent contractor and not as an agent or employee of, or partner, joint venture or in any other relationship with, the Company.  Consultant acknowledges that no income, social security or other taxes will be withheld or accrued by the Company, on Consultant’s behalf.  Neither the Company nor Consultant has the authority to bind the other in any agreement without the prior written consent of the entity to be bound.

7.           Confidentiality.  In connection with Consultant’s Engagement, it is contemplated that the Company will not supply Consultant with non-public or proprietary information concerning the Company and its business and operations and affiliates without the prior written agreement of Consultant to receive such Confidential Information (“Confidential Information”).

8.           Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement. Each party recognizes and acknowledges that counsel to the Company has represented Consultant in connection with various legal matters and each party waives any conflicts of interest or other allegations that it has not been represented by its own counsel.

9.           General Terms.

a.           Any notice to be given hereunder by a party to any other party hereto may be effectuated in writing by personal delivery, by mail, registered or certified, postage prepaid, with return receipt requested, or by facsimile or other electronic transmission and addressed to such party at the address set forth on the signature page below.

b.           If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed modified to the extent necessary to make it valid or enforceable, or if it cannot be so modified, then severed, and the remainder of the Agreement shall continue in full force and effect.

c.           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with respect to the enforcement of this Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

d.           This Agreement embodies the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, arrangements or understandings with respect to the subject matter hereof, whether oral or written.

e.           This Agreement may not be modified except in a writing signed by the parties hereto.

f.           No term of this Agreement may be waived, except in a writing signed by the party hereto entitled to the benefit of such term.

g.           Each party hereto represents and agrees that such party is authorized to enter into this Agreement and this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.  This Agreement may not be assigned by any party.

h.           This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Consultant, Jeff Feinberg	Marathon Patent Group, Inc.

/s/ Jeff Feinberg	By: /s/ Doug Croxall Name: Doug Croxall Title: Chief Executive Officer

Address for Notice: ______________________ ______________________ ______________________	Address for Notice: Doug Croxall, Chief Executive Officer Marathon Patent Group, Inc. 2331 Mill Road, Suite 100 Alexandria, VA 22314

EXHIBIT A

Services

Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community and creating the foundation for subsequent financial public relations efforts.

The Consultant may also decide, at his sole discretion, to attend a non-funding “Road Show” to assist in the presentation of the Company to potential investors.  Additionally, the Consultant may, at the Company’s request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof.